LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of the 12th day of March, 2020 by and among SUMMER ENERGY, LLC, a Texas limited liability company (“Borrower”), SUMMER ENERGY HOLDINGS, INC., a Nevada Corporation (“Guarantor”), and DIGITAL LENDING SERVICES US CORP., a Delaware corporation (“Lender”).

RECITALS

A.The Borrower has requested from the Lender an extension of credit in the form of revolving cash advances (the “Loan”), the proceeds of which are to be used to re-finance Borrower’s existing debt with a secured lender and for general corporate purposes; and

B.The Lender is willing to agree to provide the Loan to the Borrower on the terms and conditions hereinafter contained.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.Documents Delivered by Borrower. To induce the Lender to commit to make the requested Loan, the Borrower shall, on the date hereof, deliver to Lender the following, all of which shall be in form and substance acceptable to the Lender:

1.1Revolving Promissory Note. The Borrower’s Revolving Promissory Note, dated of even date herewith, in the amount of up to $10,000,000.00 payable to the Lender (the “Revolving Note”);

1.2Security Agreement. The Security Agreement (“Security Agreement”), dated of even date herewith, executed by Borrower in favor of the Lender and granting Lender a security interest in the collateral described therein (“Collateral”);

1.3Guaranty. The Guaranty, dated of even date herewith, executed by Guarantor in favor Lender, guarantying Borrower’s obligations hereunder and relating to the indebtedness evidenced by the Revolving Note;

1.4Intercreditor Agreement. The First Lien/Second Lien Intercreditor Agreement (“Intercreditor Agreement”), dated  as of March 12, 2020 (as amended, restated, supplemented, or otherwise modified from time to time), among EDF Trading North America, LLC (“EDF”), as First Lien Agent and Control Agent, Lender, as Second Lien Lender, and the Grantors (as defined therein) from time to time party thereto and other persons party or that may become party thereto from time to time;

1.5Warrant Agreement.  The Unit Purchase Warrant Agreement (“Warrant Agreement”), dated of even date herewith and executed by Guarantor in favor of Lender;

1.6Incumbency Certificate of Borrower.  An Incumbency Certificate of Borrower certified by an authorized officer or manager of Borrower with attached as exhibits: (a) a copy of Borrower’s Certificate of Formation issued by the Texas Secretary of State, (b) the limited liability company agreement of Borrower, (c) resolutions or consents of Borrower authorizing the borrowing of the loans made pursuant to Agreement and other actions necessary to complete the transactions contemplated hereby, and (d) a copy of Borrower’s Certificate of Fact issued by the Texas Secretary of State.

1.7Incumbency Certificate of Guarantor. An Incumbency Certificate of Guarantor certified by an authorized officer or manager of Guarantor with attached as exhibits: (a) a copy of Guarantor’s Articles of Incorporation issued by the Nevada Secretary of State, (b) the bylaws of Guarantor, (c) resolutions or consents of Guarantor authorizing the execution of this Agreement and other actions necessary to complete the transactions contemplated hereby, and (d) a copy of Borrower’s Certificate of Good Standing issued by the Nevada Secretary of State.

1.8Insurance Certificate. Certificates of insurance evidencing a policy or policies of insurance covering the Borrower’s operations and the Collateral as required by Section 4.2 of this Agreement, such policy to insure against all risks and name the Lender as loss payee on all property policies and as an additional insured as to all liability policies

1.9Financial Statements. Current financial statements of Borrower and Guarantor and in a form and prepared in a manner acceptable to the Lender.

1.10Searches. Complete UCC, state and federal tax lien, bankruptcy, judgment, litigation, and other searches from such offices as the Lender may request with respect to Borrower and Guarantor.

1.11Releases.  A release/amendment/payoff document pursuant to which any security interest in the Collateral other than the interest of Lender or EDF shall be released.

1.12Opinion of Counsel.  An opinion of Borrower’s and Guarantor’s legal counsel in form acceptable to Lender and Lender’s legal counsel.

2.Commitment of Lender.

2.1Revolving Loan.  So long as there exists no Event of Default hereunder and no event has occurred which would be an Event of Default with the giving of notice or lapse of time or both, and subject to all other terms and conditions hereof, the Lender shall, during the period beginning on the closing date of the Loan and ending on September 11, 2022 (the “Availability Period”) and from time to time, make advances to the

Borrower (each an “Advance”) and Borrower may borrow from the Lender for the account of Borrower such Advances (the “Loan”) in aggregate outstanding amount not to exceed Ten Million and No/100 Dollars ($10,000,000.00) (the “Commitment Amount”).  The amount of the initial Advance, subject to satisfaction of the conditions precedent contained herein, shall be Nine Million and No/100 Dollars ($9,000,000.00).

2.2Procedures for Advances.  Any request for an Advance by Borrower shall be made by delivering to Lender during the Availability Period an irrevocable notice of borrowing in the form attached hereto as Exhibit A (a “Notice of Borrowing”), which must be received no later than 12:00 noon (Eastern time) not less than seven (7) Business Days prior to the requested funding date for such Advance (each a “Funding Date”).  Any such delivery may be made by email delivered to the individual designated by Lender to receive such notice. Upon Borrower’s request for an Advance made in accordance with this Agreement, Lender shall, provided all conditions precedent set forth in this Agreement for such Advances have been met, not later than 5:00 p.m. (Eastern time) on the requested Funding Date, make Advances in an aggregate amount equal to the least of (i) the amount of the Advances requested by Borrower in the related Notice of Borrowing, (ii) the Borrowing Base Availability Amount (as hereinafter defined) as of such Funding Date, and (iii) the Facility Availability Amount (as hereinafter defined) as of such Funding Date.  Subject to the foregoing, Lender shall make such Advances available to Borrower via wire transfer of immediately available funds (pursuant to wire transfer instructions provided by Borrower).  Lender shall not be obligated to make Advances more than three times in any 30-day period.  For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks are required or authorized to be closed in New York, New York.

2.3Borrowing Base Availability Amount and Facility Availability Amount Calculations.  As used in this Agreement the following terms shall be defined as set forth below:

(a)“Borrowing Base” shall mean, as of any date of determination an amount equal to the difference between: (a) the sum of (i) one hundred percent (100%) of the amounts deposited in the Deposit Accounts, plus (ii) eighty percent (80%) of the Gross Receivables, and (b) the sum of (i) the Delinquent Receivables, plus (ii) amounts owed to EDF.

(b)“Borrowing Base Availability Amount” shall mean, as of any date of determination, the greater of (a) zero, and (b) the Borrowing Base as of such date minus an amount equal to the sum of the aggregate Advances made by Lender as of such date, after taking into account the amount of the requested Advance.

(c)“Delinquent Receivable” shall mean any account receivable to a single obligor/account debtor that is more than ninety (90) days past due.

(d)“Facility Availability Amount” shall mean, as of any date of determination, an amount equal to the greater of (a) zero, and (b) an amount equal to the Commitment Amount minus an amount equal to the sum of the aggregate Advances made by Lender as of such date, after taking into account the amount of the requested Advance.

(e)“Gross Receivables” shall mean the gross amount of accounts receivable payable to Borrower in the ordinary course of business in connection with the procurement of wholesale energy and the resale of such to commercial and residential customers.

2.4Advance Amount.  The minimum amount of any requested Advance shall be not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) unless otherwise approved by Lender in Lender’s sole and absolute discretion.

2.5Fees.

(a)Closing Fee.  Borrower shall pay a closing fee equal to one percent (1.0%) of the Commitment Amount, or $100,000.00, which amount shall be deducted from the initial Advance.

(b)Late Fees.  Borrower agrees to pay a late payment service charge in an amount equal to three percent (3.0%) of any installment of principal or interest (excluding the final balloon payment) not received by the Lender within ten (10) business days after the date due.

2.6Interest and Payments.  Interest accrued on the Revolving Note shall be payable monthly on or before the tenth (10th) day of each month following invoicing and on the same day of each month thereafter.  The interest rate for the Revolving Note shall be Twelve and Three Quarters percent (12.75%) per annum (the “Note Rate”); provided that from and after the occurrence of an Event of Default, the Note Rate shall be equal to the lower of Twenty percent (20%) per annum or the maximum rate permitted by law.  Interest will accrue on the Revolving Note as stated therein.

2.7Maturity.  All unpaid principal of the Revolving Note, all interest accrued thereon, and all fees and costs, shall be due and payable on March 11, 2023 (the “Maturity Date”).

2.8Computations.  Interest on the Revolving Note and any other compensation payable to Lender thereunder shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2.9Prepayments.  Prepayments of amount outstanding under the Revolving Note shall be subject to such minimum interest payments or other premiums as set forth in the Revolving Note.

2.7Financing Statements.  The Borrower and the Guarantor hereby authorize Lender and its agents or counsel to file financing statements that indicate the Collateral (a) owned by Borrower as all assets of the Borrower, or words of similar effect, or (b) as being of an equal, greater or lesser scope, or with greater or lesser detail, than as set forth in the Security Agreement and other Loan Documents (as hereinafter defined).

3.Representations and Warranties.  The Borrower represents and warrants that:

3.1Organization, Qualification and Authorization.  Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas; has the power and authority to own its property and to carry on its business as now being conducted; and is duly qualified and licensed to do business, and is in good standing, in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary.

3.2Validity of Obligations.  Borrower and Guarantor have full power, right and authority to execute and deliver this Agreement, the Revolving Note and all other documents and agreements required to be delivered by Borrower hereunder, as applicable, (“Loan Documents”), to obtain the credit herein provided for, and to perform and observe each and all of the matters and things provided for in the Loan Documents.  The execution and delivery of the Loan Documents and the performance or observance of the terms thereof have been duly authorized by all necessary organizational and member action and do not contravene or violate any provision of law or any provision of Borrower’s organizational documents or any covenant, indenture or agreement of or binding upon Borrower, nor require the consent or approval of any governmental entity or agency.

3.3Title to Assets.  The Borrower has good and marketable title to all of its property and assets reflected in its most recent balance sheet delivered to the Lender, subject to the encumbrances as therein detailed.

3.4Litigation.  No actions, suits or proceedings are pending or, to Borrower’s knowledge, threatened, against or affecting Borrower before any court, governmental or administrative body or agency which might result in any material adverse change in the operations, business, property, assets or condition (financial or otherwise) of Borrower, or which would question the validity of this Agreement or of any action taken or to be taken by Borrower pursuant to or in connection with this Agreement.

3.5No Events of Default.  No Event of Default as hereinafterdefined has occurred and is continuing as of the date hereof and no event has occurred and is continuing which would be an Event of Default hereunder were it not for any grace period specified herein or which would become an Event of Default if notice thereof were given to Borrower.

3.6Financial Condition.  The financial statements of the Borrower heretofore fumished to the Lender, if any, are complete and correct in all material respects and fairly present the respective financial condition of the Borrower at the date of such statements, and have been prepared in accordance with generally accepted accounting principles, consistently applied.  Since the most recent set of financial statements delivered by the Borrower to the Lender, if any, there have been no material adverse changes in the financial condition of the Borrower.

3.7Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

3.8Taxes.  The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excise profit tax returns for prior years.

3.9Public Utility Holding Company Act.  The Borrower is not a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is engaged solely in the aggregation and marketing of Full Requirements Service in the United States or other activities in which energy-related companies are permitted to engage pursuant to 17 C.F.R. § 250.58.

4.Affirmative Covenants.  The Borrower covenants and agrees with Lender that so long as any amount remains unpaid on the Revolving Note, Borrower will:

4.1Maintain Assets.  Maintain and keep its assets, properties and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times Borrower’s business can be operated efficiently.

4.2Insurance.  Insure and keep insured all of its property of an insurable value under all risk policies in an amount reasonably acceptable to the Lender and carry such other property insurance as is usually carried by persons engaged in the same or similar business (and as required by the Security Agreement) all such insurance to name the Lender as loss payee and additional insured and from time to time furnish to Lender upon request appropriate evidence of the carrying of such insurance.

4.3Collections.  All collections on any accounts receivable of Borrower, including checks and other instruments, shall be deposited in the Deposit Accounts within two (2) Business Days after receipt thereof by Borrower or its designee.

4.4Financial Information.  Furnish to the Lender:

Within twenty-seven (27) days after the end of each month, a monthly management report consisting of a set of, respectively, interim and annual financial statements, including a balance sheet, statement of cash flow, profit and loss statement and related statements, prepared internally by Borrower in accordance with generally accepted accounting principles, and any other key performance indicators or other information provided to Borrower’s shareholders;

Within one hundred and twenty (120) days after the end of each of Borrower’s fiscal years a set of, respectively, audited annual financial statements, including a balance sheet, statement of cash flow, profit and loss statement and related statements, prepared by a public accounting firm reasonably acceptable to Lender;

Within one hundred twenty (120) days after the end of the Guarantor’s fiscal year, Guarantor shall provide a financial statement for such year, prepared on a consistent basis and certified by the Guarantor;

As soon as available and in any event within thirty (30) days after such returns are filed, a copy of the federal and state income tax return of the Borrower and Guarantor (including all schedules and exhibits) or amendments thereto filed for the immediately preceding year;

Within 10 (ten) days after the end of each month, an accounts receivable aging report in form and substance reasonably acceptable to Lender;

Within 10 (ten) days after the end of each month, a Borrowing Base Certificate in substantially the same form as the Certificate attached hereto as Exhibit B;

Within 10 (ten) days after the end of each month, a copy of Borrower’s bank statements relating to the following accounts at Comerica Bank (the “Account Bank”):  (i) Borrower’s Operating Account:  Comerica Bank Account XXXX0866; (ii) Borrower d/b/a Pronto Power’s

Operating Account:  Comerica Bank Account XXXX7099; (iii) Borrower’s Escrow Operating Account:  Comerica Bank Account XXXX2349; and (iv) Borrower’s CoCo Account:  Comerica Bank Account XXXX7354 (collectively, the “Deposit Accounts”);

Not less than thirty (30) days prior to first day of each fiscal year of Borrower (beginning with fiscal year 2021), a proposed budget of Borrower in form and substance reasonably acceptable to Lender;

Such other information as the Lender may reasonably request from time to time.

4.5Access to Records; Observation Rights.  Permit any person designated by Lender, at Lender’s expense upon reasonable prior notice, during regular business hours and without interruption, to visit and inspect any of its properties, corporate books and financial records and to discuss its affairs, finances and accounts with the principal officers of Borrower, all at such reasonable times and as often as Lender may reasonably request.  Borrower shall pay all of the Lender’s reasonable expenses incurred in connection with any inspection by Lender pursuant to this Section 4.4; provided, however, so long as no Event of Default has occurred, Borrower shall only be required to pay Lender’s expenses as set forth herein related to one (1) inpsection per 12-month period.

Borrower shall be permitted to designate a representative of Lender, to attend all official meetings of the board of directors of Borrower in a non-voting, observer capacity in accordance with the Board Observer Agreement to be executed by Lender and its designated representative, a form of which is included as Exhibit C.  During the period that Digital Lending Services US Corp., is the sole Lender under this Agreement, its designated representative to attend meetings of the board of directors shall be Karrie Truglia.

4.6Taxes, Assessments and Charges.  Promptly pay over to the appropriate authorities all sums for taxes deducted and withheld from wages as well as the employer’s contributions and other governmental charges imposed upon or asserted against Borrower’s income, profits, properties and rental charges or otherwise which are or might become a lien charged upon Borrower’s properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower’s books with respect thereto.

4.7Notification of Changes.  Promptly notify the Lender of:

Any litigation actually known to Borrower which might materially and adversely affect Borrower or Guarantor or any of their respective properties, businesses, or other assets;

The occurrence of any Event of Default under this Agreement or any event of which Borrower has knowledge and which, with the passage of time or giving of notice or both, would constitute an Event of Default under this Agreement.

Any material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of the Borrower.

4.8Corporate Existence.  Maintain its corporate existence in compliance with all applicable statutes, laws, rules and regulations.

4.9Books and Records.  Keep true and accurate books, records and accounts in accordance with sound accounting and bookkeeping practices.

4.10Reimbursement of Expenses.  Promptly reimburse Lender for any and all reasonable out-of-pocket expenses, and all fees and disbursements, including attorneys’ fees incurred in connection with the performance of this Agreement and the instruments and documents related thereto, and all expenses relating to the administration and collection of the Loans to be made hereunder, including reasonable attorneys’ fees.

4.11Conduct of Business and Maintenance of Existence.  The Borrower will continue to engage in business of the same general type as now conducted by the Borrower and any of its affiliates and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

4.12Creation and Perfection of Security Interests.  Borrower shall do, or cause to be done, all things reasonably necessary to ensure the security interests created for the benefit of Lender under the Loan Documents shall constitute valid, perfected first-priority liens in the Collateral.

4.13Liquidity Requirement.  Borrower shall maintain liquidity in an amount equal to 2X Borrower’s Working Capital (hereinafter defined) measured on a daily basis and reported to Lender weekly in a form and format approved by Lender.  For purposes of this Section 4.13, “Working Capital” shall mean the sum of Borrower’s unpledged and unencumbered cash and Gross Receivables (but excluding Delinquent Receivables), plus Borrower’s available credit, including, without limitation, the Working Capital Loans (hereinafter defined) and any amounts of the Loan not yet advanced.

4.14Working Capital Loans.  Borrower shall maintain and have available for a period of at least sixty (60) days after the Maturity Date, available credit in an amount not less than Seven Million and No/100 Dollars ($7,000,000.00) (“Working Capital Loans”), which Working Capital Loans shall be available for borrowing from: (a) Borrower’s existing line of credit with Comerica Bank or another bank or lender in Borrower’s sole discretion (in the amount of Five Million and No/100 Dollars ($5,000,000.00)), and (b) loans from members of Borrower’s board of directors in the aggregate amount of Two Million and No/100 Dollars ($2,000,000.00), evidence of which that is satisfactory to Lender in Lender’ sole discretion shall be provided to Lender upon the closing of the Loan, or such substitutions for such Working Capital Loans as approved by Lender.

4.15Reporting Requirements.  Furnish to the Lender a weekly report detailing Borrower’s Gross Receivables as of the end of the previous week and amounts paid by Borrower in the procurement of wholesale energy during the previous week; provided, Lender acknowledges that Borrower’s calculation of Gross Receivables is updated monthly.

5.Negative Covenants.  The Borrower hereby covenants and agrees with the Lender that so long as any amount shall remain unpaid on the Revolving Note, Borrower will not:

5.1Merge, Consolidate or Sell.  Merge or consolidate with or into another entity, or lease or sell all or substantially all of its property and business to any other entity or entities.  Guarantor shall not sell, dispose or transfer any ownership interest in the Borrower in a single or series of transactions without the express consent of the Lender, which consent may be withheld or granted in Lender’s sole and absolute discretion.

5.2Default on Other Obligations.  Default upon or fail to pay, beyond any applicable periods of grace and/or cure, any of its other debts or obligations as the same mature, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower’s books with respect thereto, or Borrower has entered into a forbearance or similar agreement with the applicable creditor(s) as approved by Lender in its reasonable discretion, and none of the parties thereto has defaulted under such forbearance agreement.

5.3Limitation on Liens and Encumbrances.  Except for the interests of Lender, the Borrower will not at any time create, assume, incur or permit to exist, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of the Collateral (except such interests of EDF as described in the Intercreditor Agreement and such purchase money security interests granted by Borrower as disclosed to and approved by Lender), or any other assets, income or revenues of any character, whether heretofore or hereafter acquired by it.

5.4Limitation on Distributions.  Except with regard to regular distributions to Guarantor, the Borrower may not make any distributions of cash or property of any kind whatsoever to its members without the prior written consent of the Lender which shall also include salaries, bonuses or other compensation payable to any manager or key employee of the Borrower in amounts in excess of those set forth in Budgets provided to Lender.

5.5Negative Pledge.  The Borrower shall not, without Lender’s prior written consent, which consent may be withheld or granted in Lender’s sole and absolute discretion, sell or purchase (except inventory in the ordinary course of business) any real or personal property, or other assets or equipment with an aggregate value in excess of $100,000, or, except as described on Schedule 5.5, lease any real or personal property, or other assets or equipment, the annual aggregate payments for which exceed $100,000.

5.6Transactions with Affiliates.  With the exception of actions in the ordinary course of business with Guarantor and other wholly-owned subsidiaries of Guarantor, as well as those transactions described on Schedule 5.6 hereto, the Borrower will not, directly or indirectly, pay any funds to or for the account of, make any investment in, engage in any transaction with or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower, except that the Borrower may make payment or provide compensation (including, without limitation, the establishment of customary employee benefit plans) for personal services rendered by employees and other Persons on terms fair and reasonable in light of the circumstances under which such services were or are to be rendered.  As used herein, the term “Affiliate” shall mean:  (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a “Controlling Person”) or (ii) any Person (other than the Borrower) which is controlled by or is under common control with a Controlling Person.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether the ownership of voting securities, by contract or otherwise.  The term “Person” means an individual, corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

5.7Transactions with Other Persons.  The Borrower shall not enter into any agreement with any Person whereby any of them shall agree to any restriction on the Borrower’s right to amend or waive any of the provisions of this Agreement.

5.8Use of Proceeds.  The proceeds of the Loan will be used by the Borrower solely to re-finance Borrower’s existing debt with a secured lender and for working capital and other general corporate purposes.  The Borrower shall not use the proceeds of the Loan for any other purpose.

5.9Fraudulent Activities.  Borrower shall not engage in, and no person or entity under Borrower’s direct control or direction shall engage in, any fraudulent activity.

5.10Deposit Accounts.  Borrower shall not open any other deposit accounts or similar accounts after the date hereof without prior written approval of Lender.

6.Defaults.

6.1Event of Default.  Any one or more of the following events shall constitute an Event of Default:

(a)Payment.  Borrower shall fail to pay when due, any payments due under the Revolving Note; provided, however, that Borrower shall have five (5) Business Days within which to cure such default;

(b)Other Covenants or Agreements Herein.  Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement or any of the other Loan Documents and such default shall continue for a period of ten (10) business days after written notice thereof shall have been given by Lender to Borrower, or, if such default does not consist of the non-payment of money and cannot reasonably be cured within ten (10) business days, for such longer period of time not exceeding thirty (30) days as may be necessary to cure such default with the exercise of due diligence so long as Borrower is diligently proceeding to cure such default;

(c)Insolvency.  Borrower or Guarantor shall (i) become insolvent, (ii) suspend business, (iii) make a general assignment for the benefit of its creditors, (iv) admit in writing its inability to pay its debts generally as they mature, (v) file a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, (vi) consent to the appointment of a trustee or receiver for Borrower or for a substantial part of its property, (vii) be adjudicated a bankrupt or fail to cause an involuntary petition in bankruptcy to be dismissed within sixty (60) days after the filing thereof, (viii) take any action for the purpose of effecting or consenting to any of the foregoing, or (ix) have an order, judgment or decree entered appointing a trustee, conservator or receiver for Borrower or for a substantial part of its property, or approving a petition filed against Borrower seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State hereof, which order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry;

(d)Representations and Warranties. If any material representation or warranty contained in this Agreement or any of the other Loan Documents or any letter or certificate furnished or to be furnished to the Lender by the Borrower or Guarantor pursuant to this Agreement or other Loan Document proves to be false in any material respect as of the date executed or delivered to Lender;

(e)Judgments.  Judgments against Borrower for the payment of money totaling in excess of $25,000.00 shall be outstanding for a period of thirty (30) days without a stay of execution;

(f)Material Adverse Change.  Any material adverse change shall occur in the condition (financial or otherwise) of the Borrower and Guarantor which, in the reasonable opinion of the Lender, materially increases its risk with respect to the Revolving Note;

(g)Fraudulent Conveyances.  Borrower conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or permits a transfer of any of its property which transfer is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(h)Security Interests.  This Agreement, the Loan Documents and all financing statements filed hereunder cease to create or maintain at any time on or after the closing date hereunder a valid and perfected first priority security interest in favor of Lender in all of the Collateral.

6.2Lender’ s Right on Default.  Upon the occurrence of an Event of Default, Lender may, at its option and without notice, but subject to the Intercreditor Agreement: (a) accelerate amounts outstanding on the Revolving Note and demand immediate payment in full without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are expressly waived; (b) foreclose its lien on the Collateral pursuant to the Security Agreement, as applicable, or take such other actions available under the terms of this Agreement and the other Loan Documents; and (c) take such other actions as may otherwise be available in equity or at law.  All remedies of the Lender shall be cumulative.

Notwithstanding anything herein to the contrary, the lien and security interest granted to Lender pursuant to the Loan Documents and the exercise of any right or remedy by Lender under the Loan Documents are subject to the provisions of the Intercreditor Agreement. If there is a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will control.

7.Miscellaneous.

7.1Binding Effect.  The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective successors in interest and assigns including any holder of the Revolving Note, provided, however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of the Lender.

7.2Governing Law Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT APPLICATION OF CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY: (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, OR THE COURTS OF THE STATE OF NEW YORK, WITHIN THE COUNTY OF NEW YORK AND THE BOROUGH OF MANHATTAN, IN THE EVENT THE FEDERAL COURT LACKS OR DECLINES JURISDICTION; (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 7.3 OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

7.3Notices.  Any notices required or contemplated hereunder shal1 be effective upon the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, or by electronic means, and addressed as follows:

If to Borrower:	SUMMER ENERGY, LLC 5487 San Felipe Street, #3700 Houston, TX 77057 Attn: Jaleea P. George Email: jgeorge@summerenergy.com
With a copy to:	Kirton McConkie, PC 50 E. South Temple Salt Lake City, Utah 84111 Tel: (801) 328-3600 Fax: (801) 212-2006 Attention: Alexander N. Pearson Email: apearson@kmclaw.com
If to Lender:	DIGITAL LENDING SERVICES US CORP. c/o Noerr LLP 885 3rd Avenue, Suite 2610 New York, New York 10022 Attention: Karrie Truglia Email:karrie.truglia@digitallendingservices.com

7.4No Waivers.  No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.5Headings.  The headings of various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

7.6Amendment and Waiver.  Neither this Agreement nor any provision hereof may be modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the patty against whom enforcement of the change, waiver, discharge or termination is sought.

7.7Enforceability of Agreement.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such illegality or unenforceability shall not affect any other provisions hereof, all of which shall remain effective and binding on the parties hereto.

7.8Entire Agreement.  This Agreement (including all Exhibits and Appendices hereto), the Revolving Note and the other Loan Documents shall constitute the full and entire understanding and agreement of the parties hereto and there are no further or other agreements or undertakings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein or therein. All prior negotiations, agreements, representations, warranties, statements and undertakings concerning the subject matter hereof between the parties hereto are superseded by this Agreement.

7.9Counterparts.  This Agreement may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  A facsimile or other electronic transmission by one party to another party of an executed signature page of this Agreement shall be deemed to be equivalent to delivery of an original signature page, and the transmitting party shall forward the original signature page upon request of the receiving party.

7.10Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate hereunder, together with all fees, charges and other amounts which are treated as interest on the Advance under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender holding such Advance in accordance with applicable law, the interest rate payable hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

7.11Replacement of Note.  Upon the loss, theft, destruction or mutilation of the Revolving Note, Borrower shall execute and deliver in lieu thereof a new Note in the same denomination (expressed as the initial principal amount and not the amortized principal amount) and with such notations on the schedule attached to such note as shall evidence all payments of the respective Advances prior to the date of delivery of such replacement Note.

7.12Confidentiality.  Borrower agrees not to disclose the terms of this Agreement and the other Loan Documents except (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors and its members (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority, including filings required to be made with the Securities and Exchange Commission, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) to any prospective purchaser of such Borrower; provided that such purchaser is a party to a confidentiality agreement in form and substance reasonably satisfactory to Lender, or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 7.12.  Any person required to maintain the confidentiality of information as provided in this Section 7.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord its own confidential information.

7.13Survival of Representations and Warranties.  All representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents and shall continue in full force and effect until payment in full by Borrower of the obligations and all other amounts owing hereunder and under the Revovling Note.

7.14Relationship Between Parties.  The relationship between Lender on the one hand and Borrower on the other shall be solely one of lender and borrower, and nothing contained in this Agreement or the other Loan Documents shall constitute the parties hereto partners or co-venturers with one another.

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EXECUTED, as of the year and day first above written.

BORROWER: SUMMER ENERGY, LLC, By:/s/ Neil Leibman Print Name: Neil Leibman Its: Manager

Signature Page to Loan Agreement

LENDER: DIGITAL LENDING SERVICES US CORP., a Delaware corporation By: /s/ Karrie A Truglia Print Name: Karrie Truglia As its: President

Signature Page to Loan Agreement

GUARANTOR: SUMMER ENERGY HOLDINGS, INC., a Nevada corporation By: /s/ Jaleea P. George Print Name: Jaleea P. George Its: Chief Financial Officer

Signature Page to Loan Agreement

EXHIBIT A

(Form Notice of Borrowing)

[to be inserted post-closing]

EXHIBIT B

(Form Borrowing Base Certificate)

[see attached]

EXHIBIT C

Board Observer Agreement

[see attached]